UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 15, 2019

ACQUIRED SALES CORP.

(Exact name of registrant as specified in its charter)

Nevada	87-0479286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

31 N. Suffolk Lane, Lake Forest, Illinois	60045
(Address of principal executive offices)	(Zip Code)

847-915-2446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Execution of Agreement and Plan of Merger – CBD Lion LLC

On August 15, 2019, Acquired Sales Corp., Gerard M. Jacobs and William C. “Jake” Jacobs entered into an Agreement and Plan of Merger (“Merger Agreement”) with CBD Lion LLC and its owners Erik Lundgren, Katie Nauert, Andrew Stepniak, Gary Lundgren, and Gayle Lundgren to, subject to a number of conditions, acquire 100% of the ownership of Lion for two million dollars ($2,000,000) in cash, plus five million (5,000,000) shares of unregistered common stock of the Company (the "Stock Consideration").

Additional information regarding CBD Lion LLC and the Merger Agreement, including historic and pro forma financial information can be found in Acquired Sales Corp.’s preliminary information statement filed on October 15, 2019. This information is incorporated by reference into this current report pursuant to Instruction E of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

99.1 Consent of Fruci & Associates II, PLLC

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACQUIRED SALES CORP.

/s/ Gerard M. Jacobs

Gerard M. Jacobs

Chief Executive Officer

Dated:  October 16, 2019